UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington St., Suite 1400, Phoenix, AZ	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 389-3500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 26, 2011, Western Alliance Bancorporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value of $0.0001 per share, voted in person or by proxy at the Annual Meeting was 72,132,231, representing approximately 88% of the 82,168,538 shares outstanding and entitled to vote at the Annual Meeting. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
Proposal 1 Election of Directors
The Company’s stockholders elected four Class III directors to each serve for a three-year term expiring in 2014. The voting results were as follows:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
John P. Sande III	45,347,119	15,022,059	0	11,763,053
Robert G. Sarver	57,319,834	3,049,344	0	11,763,053
Sung Won Sohn, PhD.	59,544,140	825,038	0	11,763,053
Donald D. Snyder	58,614,327	1,754,851	0	11,763,053
Proposal 2 Advisory (Non-Binding) Vote on Executive Compensation
The Company’s stockholders approved an advisory (non-binding) vote on executive compensation. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,614,548	3,666,608	88,022	11,763,053
Proposal 3 Ratification of Auditor
The Company’s stockholders ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,918,692	1,201,915	11,624	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

Date: April 28, 2011

By: /s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer